EXHIBIT 22.1

                                 DI INDUSTRIES, INC.

                                LIST OF SUBSIDIARIES

                                                           State/Country of
                                                       SUBSIDIARY INCORPORATION

Drillers, Inc.                                                    Texas
DI Energy, Inc.                                                   Texas
DI International, Inc.                                            Texas
DI/Perfensa Inc. (89%-Owned)                                      Texas
Prymapozos S.A. de C.V.                                           Mexico
Drillers International, S.A.                                      Argentina
Perforaciones Andinas S.A.                                        Panama
DI International C.A.                                             Venezuela
Drillers Inc. DI de Venezuela, C. A.                              Venezuela
INDRILLERS, L.L.C. (65% owned)                                    Michigan